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                                                                  EXHIBIT 99.1

[COOPER TIRE & RUBBER COMPANY LETTERHEAD]

                                                        NEWS RELEASE



COMPANY CONTACT: Roger S. Hendriksen                    FOR IMMEDIATE RELEASE
        (419) 427-4768                                    December 23, 2004

                     COOPER TIRE & RUBBER COMPANY COMPLETES
                             SALE OF AUTOMOTIVE UNIT

FINDLAY, OHIO, DECEMBER 23, 2004 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) announced today that it has completed the sale of its automotive business, Cooper-Standard Automotive, to an entity formed by The Cypress Group and Goldman Sachs Capital Partners for approximately $1.165 billion in cash, subject to certain post-closing adjustments. As previously announced, $30 million of the purchase price will be held by the buyer until the post-closing working capital adjustments can be finalized.

The sale included the 47 manufacturing facilities and operations of Cooper-Standard Automotive, which is a global manufacturer of fluid handling systems, body sealing systems, and active and passive vibration control systems, primarily for automotive original equipment manufacturers. The group is headquartered in Novi, Mich., and had revenue of approximately $1.6 billion in 2003.

Commenting on the announcement, Thomas A. Dattilo, chairman, president, and chief executive officer of Cooper Tire & Rubber Company, said, "We are very pleased to conclude this transaction with Cypress and Goldman. The sale will allow us to focus more fully on our core business and will provide the flexibility and capital necessary to grow the tire business to its full global potential. We look forward to pursuing growth opportunities in North America as well as in key strategic markets around the world."

The company reiterated that the proceeds from the sale will be used for debt reduction, the repurchase of shares, investment in its tire operations, or a combination thereof. In addition, the Company announced that it intends to allocate approximately $60 million of the proceeds to fund various pension plans related to continuing operations. No further specific allocation for the use of proceeds was provided.

Lazard Freres & Co. LLC served as financial advisor to Cooper Tire & Rubber Company for this transaction.

                              COMPANY DESCRIPTIONS

Cooper Tire & Rubber Company, headquartered in Findlay, Ohio, specializes in the manufacture and marketing of replacement tires for the global automotive industry. Products include

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automotive, motorcycle and truck tires as well as tread rubber and equipment for the commercial retread industry. Cooper has more than 9,000 employees and eight manufacturing facilities. For more information, visit the Company's web site at: www.coopertireandrubber.com.

The Cypress Group is a New York-based private equity group that manages two private equity funds with more than $3.5 billion in commitments. Cypress invests in privately negotiated transactions, targeting operating businesses and investing with management to foster continued growth. Investments made by Cypress include Cinemark Inc.; AMTROL Inc.; Williams Scotsman Inc.; WESCO International Inc.; ClubCorp Inc.; Danka Business Systems PLC; MedPointe Inc.; Montpelier Re Holdings Ltd.; Republic National Cabinet Corp.; Catlin Group Ltd.; The Meow Mix Company; Financial Guaranty Insurance Company (FGIC); Communications & Power Industries Inc.; Affinia Group Inc.; and Stone Canyon Entertainment Corporation. The Cypress website address is: http://www.cypressgp.com.

Goldman Sachs is a global leader in corporate equity and mezzanine investing. To date, the Goldman Sachs Principal Investment Area has formed 10 investment vehicles aggregating over $17 billion of capital. Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, it is one of the oldest and largest investment banking firms. The firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.


FORWARD-LOOKING STATEMENTS

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Such statements are made solely on the basis of Cooper's current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. It is possible that actual results may differ materially from those projections or expectations due to a variety of factors as detailed from time to time in reports filed by Cooper Tire & Rubber Company with the Securities and Exchange Commission, including in its forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.